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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        ----------------
                            FORM POS S-8

                   REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                        ----------------

                LEGAL ACCESS TECHNOLOGIES, INC.
    (Exact Name of Registrant as Specified in Its Chapter)

        Nevada                                87-0473323
        ------                                ----------
     (State of                               (I.R.S. Employer
      Incorporation)                          Identification No.)

         2300 W. Sahara Ave., Suite 500, Las Vegas, NV 89102
         ---------------------------------------------------
                    Telephone: (702) 312-6252
                    -------------------------
    (Address and Telephone Number of Principal Executive Offices)

                     2001 STOCK OPTION PLAN
                     ----------------------
                    (Full Title of the Plan)

    Michael Cane, 2300 W. Sahara Ave., Suite 500, Las Vegas, NV 89102
    -----------------------------------------------------------------
                    Telephone: (702) 312-6255
                    -------------------------
       (Name, Address and Telephone Number of Agent for Service)

                CALCULATION OF REGISTRATION FEE
======================================================================
TITLE                           PROPOSED    PROPOSED
OF                              MAXIMUM     MAXIMUM
SECURITIES                      OFFERING    AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER   OFFERING     REGISTRATION
REGISTERED (1) REGISTERED (2)   SHARE (3)   PRICE (3)    FEE
----------------------------------------------------------------------
Common
Stock
$0.001 par
value          880,151 Shares    $0.90      $792,136     $198.03
----------------------------------------------------------------------
(1) This registration statement covers the common stock issuable upon the exercise of options issued under our 2001 Stock Option
Plan to employees of the registrant.

(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the 2001 Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) The Proposed Maximum Offering Price Per Share and Aggregate Offering Price are based upon the last sales price of the Common Stock of the Registrant at June 22, 2001 in accordance with Rule 457(h) of the Securities Act of 1933, as amended. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933, as amended.


                         ----------------
                            Copies to:
                         Michael A. Cane
                         Cane & Company
                  2300 W. Sahara Ave., Suite 500
                    Las Vegas, Nevada 89102
                         (702) 312-6255
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                             PART I

        INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual
Information. *

*  Information required by Part I to be contained in Section
   10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

                            PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Legal Access Technologies, Inc.
(the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

  (1) The Company's Form 10KSB, as amended, filed with the Securities and Exchange Commission on May 30, 2001;

  (2) The Company's Form 14A filed with the Securities and Exchange Commission on May 30, 2001;

  (3) The Company's Quarterly Reports on Form 10QSB filed with the Securities and Exchange Commission on May 15, 2001, November 20, 2000 and August 21, 2000;

  (4) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act;

  (5) The description of the Company's Common Stock, which is contained in the Company's original Registration Statement, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such

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statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

MARSHALL HILL CASSAS & de LIPKAU, Nevada legal counsel, has provided an opinion on the validity of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities. The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

  (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

  (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

  (c) a transaction from which the director derived an improper personal profit; and

  (d) willful misconduct.

The By-laws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the

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Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the By-laws.

The By-laws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the By-laws of the Company or otherwise.

The By-laws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made
(i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or
(ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number           Description of Document
--------         ------------------------------------------------
4.1              Stock Option Plan
5.1              Opinion of MARSHALL HILL CASSAS & de LIPKAU regarding the
                 due authorization and valid issuance of the shares of Common Stock, with consent to use.
23.1             Consent of Smith & Company, Independent Auditors
24.1             Power of Attorney (included on the signature page of this
                 registration statement).

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Item 9.  Undertakings.

The Company hereby undertakes:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

   (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

   (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the

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     successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, Legal Access Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 6th day of August 2001.

                                  LEGAL ACCESS TECHNOLOGIES, INC.

                                  By: /s/ Michael Cane
                                     -----------------------------
                                      Michael Cane, President

                           POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints David Houston, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature                  Title                                Date
---------                  ------                               ----
/s/ Michael Cane           President, Secretary & Director
------------------------- (Principal Executive Officer)    August 6th, 2001
Michael Cane

/s/ Elliot Schear          Vice President & Director       August 6th, 2001
-------------------------
Elliot Schear
                           Chief Financial Officer
/s/ Steven D. Fellows      (Principal Financial Officer)   August 6th, 2001
-------------------------
Steven D. Fellows

/s/ Russell R. Roth        Director                        August 6th, 2001
-------------------------
Russ Roth